Exhibit 5.1

601 Lexington Avenue

New York, NY 10022
United States	Facsimile: +1 212 446 4900
+1 212 446 4800
www.kirkland.com

June 13, 2025

Waters Corporation

34 Maple Street

Milford, MA 01757

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to Waters Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 750,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), under the Waters Corporation Amended and Restated 2009 Employee Stock Purchase Plan (the “Plan”).

In reaching the opinions set forth herein, we have examined such documents, records, certificates, resolutions and other instruments as we have considered necessary or advisable for purposes of this opinion letter, including (i) the organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation, as amended (the “Second Amended and Restated Certificate of Incorporation”), (ii) minutes and records of the corporate proceedings of the Company, including certain resolutions adopted by the Board of Directors of the Company, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies, (iii) the legal capacity of all natural persons, (iv) the genuineness of all signatures, (v) the authority of all persons signing all documents submitted to us on behalf of the parties thereto, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Shares will be issued in accordance with the terms of the Plan. We have not independently established or verified any facts relevant to our opinions expressed herein, but have relied upon statements and representations of officers or other representatives of the Company.

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Waters Corporation

June 13, 2025

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares are duly authorized and when (i) the Registration Statement becomes effective under the Act, and (ii) the Shares are issued in accordance with the terms of the Second Amended and Restated Certificate of Incorporation and the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Second Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Shares by at least the number of Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Waters Corporation

June 13, 2025

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP